Exhibit 99.1

Actuant Reports Improved Second Quarter Results

MILWAUKEE--(BUSINESS WIRE)--March 17, 2010--Actuant Corporation (NYSE: ATU) today announced results for its second quarter ended February 28, 2010.

Highlights

  73% year-over-year increase in diluted earnings per share (“EPS”) to $0.19 (excluding $0.09 per diluted share in restructuring costs) on flat sales due to the Company’s reduced cost structure. (See attached reconciliation of earnings.)
  Excluding the impact of acquisitions, divestitures and foreign currency rate changes, second quarter year-over-year sales (“core sales”) rate of change was -3%, a considerable sequential improvement from the 20% decline in the first quarter.
  Operating profit margins (excluding restructuring costs) improved 350 basis points year-over-year to 9.1% compared to 5.6% in the prior year second quarter and expanded sequentially in three of the four segments. (See attached reconciliation of earnings.)
  Full year free cash flow conversion is forecasted to exceed 100% of net earnings for the 10th consecutive year.

Robert C. Arzbaecher, Chairman and CEO of Actuant commented, “Actuant continues to execute on our key priorities. During the seasonally weak second quarter, we experienced sequentially higher sales in a number of key end markets and generated earnings significantly ahead of last year. As anticipated, our year-over-year core sales rate of change improved substantially to -3%. This, coupled with better than expected margin improvement, drove EPS ahead of expectations. Consolidated operating profit margins, excluding restructuring costs, improved 350 basis points year-over-year despite unfavorable segment mix, reflecting the benefit of our cost reduction actions. Overall, we are optimistic that global industrial activity and the corresponding demand for our products and services will continue to improve through the remainder of the year. This, coupled with improved margins, should drive strong second half year-over-year EPS growth.”

Consolidated Results

Consolidated sales for the second quarter were $294 million, approximately equal to the comparable prior year quarter. Core sales declined 3%, with the European Electrical bike and plumbing product line divestiture impact of -1% and the weaker US dollar adding 4%. Earnings and EPS from continuing operations in the fiscal 2010 second quarter were $7.2 million and $0.10, respectively, compared to $4.2 million and $0.08 in the comparable prior year quarter. Results for the second quarter of fiscal 2010 included restructuring costs (including those reported in cost of products sold) of $9.3 million, or $0.09 per diluted share. Fiscal 2009 second quarter results included restructuring costs of $3.0 million, or $0.03 per diluted share. Excluding these items, EPS from continuing operations was $0.19 in the second quarter of fiscal 2010, 73% higher than the $0.11 in the prior year. (See attached reconciliation of earnings.)

Sales for the six months ended February 28, 2010 were $599 million, 10% lower than the $665 million in the comparable prior year period. Excluding the impact of the weaker US dollar (+4%) and net acquisitions and divestitures (-1%), year-to-date core sales decreased 13%. Earnings and EPS from continuing operations for the six months ended February 28, 2010 were $19.0 million, or $0.27 per diluted share, compared to $16.1 million, or $0.27 per diluted share for the comparable prior year period. Year-to-date fiscal 2010 results include restructuring costs (including those reported in cost of products sold) of $12.9 million, or $0.12 per diluted share. Results for the six months ended February 28, 2009 include a $26.6 million ($0.26 per diluted share) pre-tax non-cash asset impairment charge and $3.7 million ($0.04 per diluted share) of restructuring costs. Excluding these items, current year first half diluted EPS was $0.39, compared to $0.56 for the comparable prior year period. (See attached reconciliation of earnings.)

Segment Results

Industrial Segment
(US $ in millions)
	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Sales	$69.2	$71.7	$134.5	$162.2
Operating Profit	$10.9	$15.6	$24.6	$41.6
Adjusted Operating Profit(1)	$15.8	$16.0	$29.7	$42.1
Adjusted Operating Profit %(1)	22.9%	22.3%	22.1%	25.9%

(1) Excludes restructuring costs of $4.9 million and $5.1 million for the three and six months ended February 28, 2010 and $0.4 million and $0.5 million for the three and six months ended February 28, 2009.

Second quarter fiscal 2010 Industrial segment sales were $69 million, 3% lower than the prior year. Excluding foreign currency rate changes (+4%), Industrial segment core sales declined 7% due to lower demand across most regions and end markets. Despite the normal seasonal slowdown from the first to second quarter, sales increased 6% sequentially and the year-over-year core sales rate of change trend improved significantly to -7% from -30% in the first quarter of fiscal 2010. This improvement continued as the quarter progressed with flat year-over-year core sales in the last month of the quarter. Operating profit margins (excluding restructuring costs) improved 60 basis points from the prior year as the benefit of restructuring actions more than offset higher annual incentive compensation expense.

Energy Segment
(US $ in millions)
	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Sales	$53.9	$59.5	$117.9	$133.5
Operating Profit	$3.9	$5.9	$15.3	$21.5
Adjusted Operating Profit(2)	$5.6	$5.9	$17.1	$21.5
Adjusted Operating Profit %(2)	10.4%	9.9%	14.5%	16.1%

(2) Excludes restructuring costs of $1.7 million and $1.8 million for the three and six months ended February 28, 2010.

Fiscal 2010 second quarter Energy segment sales decreased 10% to $54 million. Core sales declined 14% due primarily to weakness in refinery maintenance, seismic exploration and project based revenue. The Energy segment’s -14% core sales rate of change in the second quarter was generally consistent with the declines in each of the previous two quarters. Despite lower revenue, second quarter operating profit margin (excluding restructuring costs) improved 50 basis points year-over-year from 9.9% to 10.4% due to cost reduction benefits.

Electrical Segment
(US $ in millions)
	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Sales	$81.7	$89.7	$168.3	$192.6
Operating Profit	$4.4	$1.2	$5.1	$7.1
Adjusted Operating Profit(3)	$4.9	$2.4	$8.3	$8.3
Adjusted Operating Profit %(3)	6.0%	2.7%	4.9%	4.3%

(3) Excludes restructuring costs of $0.5 million and $3.2 million for the three and six months ended February 28, 2010 and $1.2 million for both the three and six months ended February 28, 2009.

Electrical segment fiscal 2010 second quarter sales were $82 million, 9% lower than the comparable prior year quarter. Core sales also decreased 9% reflecting weakness in the electric utility, commercial construction and European DIY markets. The year-over-year core sales rate of change improved from -18% in the first quarter due to continued moderate improvement in the North American marine and retail DIY markets. Second quarter operating profit margin (excluding restructuring costs) increased 330 basis points from the prior year reflecting restructuring driven cost savings.

Engineered Solutions Segment
(US $ in millions)
	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Sales	$89.4	$72.9	$178.6	$176.3
Operating Profit	$4.0	$(4.0)	$9.1	$(23.1)
Adjusted Operating Profit(4)	$6.0	$(2.7)	$11.5	$5.1
Adjusted Operating Profit %(4)	6.7%	(3.8)%	6.4%	2.9%

(4) Excludes restructuring costs of $2.0 million and $2.4 million for the three and six months ended February 28, 2010 and $1.3 million and $1.7 million for the three and six months ended February 28, 2009. The six months ended February 28, 2009 also excludes $26.6 million of impairment charges.

Second quarter fiscal 2010 Engineered Solutions segment sales increased 23% from the prior year to $89 million, benefiting from higher shipments to global truck, automotive and specialty vehicle customers. Excluding the impact of currency translation (+4%) and acquisitions (+3%), the year-over-year core sales rate of change improved sequentially from -18% in the first quarter of fiscal 2010 to +16% in the second quarter due to new automotive platforms as well as easier comparables due to prior year destocking at global truck and RV OEM’s. Second quarter operating margins (excluding restructuring costs) increased over 1000 basis points due to the higher volume and improved cost structure.

Corporate

Corporate expenses for the second quarter of fiscal 2010, excluding restructuring charges of $0.2 million, were $5.6 million, approximately comparable to the first quarter. They increased approximately $0.5 million from last year due to higher annual incentive compensation expense.

Financial Position

Net debt at February 28, 2010 was $377 million (total debt of $393 million less $16 million of cash). The $13 million second quarter net debt reduction included approximately $5 million in proceeds from the previously announced product line divestiture within the European Electrical business, net of a deferred acquisition payment. As of February 28, 2010, the Company had over $370 million of unused revolver capacity.

Outlook

Arzbaecher continued, “We are encouraged by the improving trends in many of our end markets, especially those served by our early cycle businesses. Our Energy segment, which was the last to feel the brunt of the economic slowdown, has seen year-over-year core sales percentage declines in the low-to-mid teens in each of the last three quarters. While we expect to see sequential core sales improvement over the next few quarters in the Energy segment, it will be modestly less than in our prior guidance. This is being offset by improvements in other segments. Overall, we expect improving sales trends in all four segments during the back half of fiscal 2010, which will be partially muted by the unfavorable impact of recent US dollar strengthening. From an earnings standpoint, our investors should see strong second half year-over-year growth, the combined benefit of higher sales and a reduced cost structure.”

“We currently project full year sales in the range of $1.225-1.250 billion, and corresponding EPS, excluding restructuring costs, of $0.87-0.97. We are targeting $110 million of free cash flow for fiscal 2010, and are on track with nearly half generated through two quarters. Third quarter sales are expected to be in the range of $310-320 million. Excluding restructuring costs, third quarter EPS is projected to be in the $0.24-0.29 range. We are actively pursuing several modest-sized tuck-in acquisition opportunities, which when executed, would be incremental to this guidance.”

Conference Call Information

An investor conference call is scheduled for 10am CT today, March 17, 2010. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic and electrical tools and supplies; specialized products and services for energy related industries and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Butler, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	February 28,	August 31,
	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$15,710	$11,385
Accounts receivable, net	200,877	155,520
Inventories, net	158,223	160,656
Deferred income taxes	20,533	20,855
Other current assets	15,869	15,246
Total current assets	411,212	363,662

Property, plant and equipment, net	114,010	129,118
Goodwill	701,436	711,522
Other intangible assets, net	332,638	350,249
Other long-term assets	10,965	13,880

Total assets	$1,570,261	$1,568,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$159	$4,964
Trade accounts payable	118,362	108,333
Accrued compensation and benefits	36,010	30,079
Income taxes payable	22,388	20,578
Other current liabilities	69,435	71,140
Total current liabilities	246,354	235,094

Long-term debt, less current maturities	392,952	400,135
Deferred income taxes	117,083	117,335
Pension and postretirement benefit accruals	36,681	37,662
Other long-term liabilities	26,778	30,835

Shareholders' equity
Capital stock	13,577	13,543
Additional paid-in capital	(181,707)	(188,644)
Accumulated other comprehensive loss	(47,533)	(24,599)
Stock held in trust	(1,887)	(1,766)
Deferred compensation liability	1,887	1,766
Retained earnings	966,076	947,070
Total shareholders' equity	750,413	747,370

Total liabilities and shareholders' equity	$1,570,261	$1,568,431

Actuant Corporation
Condensed Consolidated Statements of Earnings
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Net sales	$294,216	$293,799	$599,409	$664,588
Cost of products sold	192,518	199,291	391,089	439,855
Gross profit	101,698	94,508	208,320	224,733

Selling, administrative and engineering expenses	70,349	73,002	142,849	146,678
Restructuring charges	8,447	3,039	12,020	3,713
Impairment charge	-	-	-	26,553
Amortization of intangible assets	5,372	4,983	10,829	9,214
Operating profit	17,530	13,484	42,622	38,575

Financing costs, net	7,798	9,904	16,335	22,139
Other (income) expense, net	(81)	(45)	223	(584)
Earnings from continuing operations before income
tax expense	9,813	3,625	26,064	17,020

Income tax expense (benefit)	2,656	(604)	7,055	893
Earnings from continuing operations	7,157	4,229	19,009	16,127
Loss from discontinued operations, net of income taxes	-	(985)	-	(1,285)
Net earnings	$7,157	$3,244	$19,009	$14,842

Earnings from continuing operations per share
Basic	$0.11	$0.08	$0.28	$0.29
Diluted	0.10	0.08	0.27	0.27

Earnings per share
Basic	$0.11	$0.06	$0.28	$0.27
Diluted	0.10	0.06	0.27	0.25

Weighted average common shares outstanding
Basic	67,595	56,170	67,569	56,096
Diluted	74,068	64,256	74,040	64,325

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Operating Activities
Net earnings	$7,157	$3,244	$19,009	$14,842
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,828	12,998	27,015	25,744
Stock-based compensation expense	1,955	1,911	3,898	3,448
Provision (benefit) for deferred income taxes	271	-	527	(10,360)
Impairment charge	-	-	-	26,553
Amortization of debt discount and debt issuance costs	997	810	1,959	1,690
Other	(977)	180	(746)	(636)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(3,931)	42,775	(11,963)	48,232
Expiration of accounts receivable securitization program	-	-	(37,106)	-
Inventories	(959)	15,628	(5,359)	10,296
Prepaid expenses and other assets	2,258	2,153	2,288	2,115
Trade accounts payable	(350)	(36,902)	12,089	(56,585)
Income taxes payable	(5,905)	(9,498)	3,534	(7,603)
Accrued compensation and benefits	6,503	1,066	8,293	(20,007)
Other accrued liabilities	(10,742)	(13,264)	(5,554)	(4,110)
Net cash provided by operating activities	11,105	21,101	17,884	33,619

Investing Activities
Proceeds from sale of property, plant and equipment	408	196	683	290
Proceeds from product line divestiture	7,516	-	7,516	-
Capital expenditures	(3,598)	(4,873)	(6,776)	(12,507)
Business acquisitions, net of cash acquired	(2,000)	(4,104)	(2,000)	(235,872)
Net cash provided by (used in) investing activities	2,326	(8,781)	(577)	(248,089)

Financing Activities
Net borrowings (repayments) on revolving credit facilities and
short-term borrowings	(10,621)	(19,786)	11,766	168,209
Principal repayments on term loans	-	-	-	(155,000)
Proceeds from issuance of term loan	-	-	-	115,000
Open market repurchases of 2% Convertible Notes	-	-	(22,894)	-
Debt issuance costs	-	-	-	(5,333)
Stock option exercises, related tax benefits and other	523	397	1,005	2,876
Cash dividend	-	-	(2,702)	(2,251)
Net cash (used in) provided by financing activities	(10,098)	(19,389)	(12,825)	123,501

Effect of exchange rate changes on cash	(1,445)	(820)	(157)	(9,251)
Net increase (decrease) in cash and cash equivalents	1,888	(7,889)	4,325	(100,220)
Cash and cash equivalents - beginning of period	13,822	30,218	11,385	122,549
Cash and cash equivalents - end of period	$15,710	$22,329	$15,710	$22,329

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2009					FISCAL 2010
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$90,524	$71,682	$62,843	$61,802	$286,851	$65,308	$69,235			$134,543
ENERGY SEGMENT	73,982	59,526	62,251	63,731	259,490	64,065	53,862			117,927
ELECTRICAL SEGMENT	102,898	89,719	83,752	87,792	364,161	86,618	81,705			168,323
ENGINEERED SOLUTIONS SEGMENT	103,385	72,872	76,308	76,731	329,296	89,202	89,414			178,616
TOTAL	$370,789	$293,799	$285,154	$290,056	$1,239,798	$305,193	$294,216			$599,409

% SALES GROWTH
INDUSTRIAL SEGMENT	4%	-18%	-38%	-37%	-23%	-28%	-3%			-17%
ENERGY SEGMENT	49%	37%	7%	5%	22%	-13%	-10%			-12%
ELECTRICAL SEGMENT	-21%	-29%	-34%	-22%	-27%	-16%	-9%			-13%
ENGINEERED SOLUTIONS SEGMENT	-23%	-44%	-47%	-37%	-38%	-14%	23%			1%
TOTAL	-8%	-24%	-34%	-26%	-23%	-18%	0%			-10%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$26,107	$15,972	$15,597	$13,692	$71,368	$13,854	$15,847			$29,699
ENERGY SEGMENT	15,647	5,895	11,772	11,801	45,115	11,502	5,615			17,117
ELECTRICAL SEGMENT	5,896	2,404	3,119	4,213	15,632	3,357	4,902			8,259
ENGINEERED SOLUTIONS SEGMENT	7,865	(2,735)	991	342	6,463	5,481	6,007			11,488
CORPORATE / GENERAL	(3,197)	(5,013)	(4,815)	(5,042)	(18,066)	(5,471)	(5,561)			(11,033)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$52,318	$16,523	$26,664	$25,006	$120,512	$28,723	$26,810			$55,530
IMPAIRMENT CHARGES	(26,553)	-	(4,768)	-	(31,321)	-	-			-
RESTRUCTURING CHARGES (1)	(674)	(3,039)	(10,749)	(9,277)	(23,739)	(3,628)	(9,280)			(12,908)
TOTAL	$25,091	$13,484	$11,147	$15,729	$65,452	$25,095	$17,530			$42,622

OPERATING PROFIT %
INDUSTRIAL SEGMENT	28.8%	22.3%	24.8%	22.2%	24.9%	21.2%	22.9%			22.1%
ENERGY SEGMENT	21.1%	9.9%	18.9%	18.5%	17.4%	18.0%	10.4%			14.5%
ELECTRICAL SEGMENT	5.7%	2.7%	3.7%	4.8%	4.3%	3.9%	6.0%			4.9%
ENGINEERED SOLUTIONS SEGMENT	7.6%	-3.8%	1.3%	0.4%	2.0%	6.1%	6.7%			6.4%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	14.1%	5.6%	9.4%	8.6%	9.7%	9.4%	9.1%			9.3%

EBITDA
INDUSTRIAL SEGMENT	$27,139	$17,058	$18,208	$15,322	$77,727	$15,633	$16,639			$32,272
ENERGY SEGMENT	21,671	11,492	15,080	16,235	64,478	15,493	10,072			25,565
ELECTRICAL SEGMENT	7,103	3,440	5,307	6,388	22,238	5,270	6,429			11,699
ENGINEERED SOLUTIONS SEGMENT	12,417	1,274	3,879	4,953	22,524	8,981	10,168			19,149
CORPORATE / GENERAL	(3,110)	(4,058)	(4,237)	(4,196)	(15,601)	(4,771)	(4,339)			(9,110)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$65,220	$29,206	$38,237	$38,702	$171,366	$40,606	$38,969			$79,574
IMPAIRMENT CHARGES	(26,553)	-	(4,768)	-	(31,321)	-	-			-
RESTRUCTURING CHARGES (1)	(674)	(3,039)	(10,749)	(9,277)	(23,739)	(3,628)	(9,280)			(12,908)
TOTAL	$37,993	$26,167	$22,720	$29,425	$116,306	$36,978	$29,689			$66,666

EBITDA %
INDUSTRIAL SEGMENT	30.0%	23.8%	29.0%	24.8%	27.1%	23.9%	24.0%			24.0%
ENERGY SEGMENT	29.3%	19.3%	24.2%	25.5%	24.8%	24.2%	18.7%			21.7%
ELECTRICAL SEGMENT	6.9%	3.8%	6.3%	7.3%	6.1%	6.1%	7.9%			7.0%
ENGINEERED SOLUTIONS SEGMENT	12.0%	1.7%	5.1%	6.5%	6.8%	10.1%	11.4%			10.7%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	17.6%	9.9%	13.4%	13.3%	13.8%	13.3%	13.2%			13.3%

ACTUANT CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)	FISCAL 2009					FISCAL 2010
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
OPERATING PROFIT (LOSS), EXCLUDING RESTRUCTURING CHARGES AND IMPAIRMENT CHARGES
INDUSTRIAL SEGMENT
OPERATING PROFIT (GAAP MEASURE)	$26,007	$15,545	$14,633	$11,266	$67,451	$13,676	$10,937			$24,611
RESTRUCTURING CHARGES	100	427	964	2,426	3,917	178	4,910			5,088
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$26,107	$15,972	$15,597	$13,692	$71,368	$13,854	$15,847			$29,699

ENERGY SEGMENT
OPERATING PROFIT (GAAP MEASURE)	$15,533	$5,976	$11,508	$11,075	$44,092	$11,359	$3,922			$15,281
RESTRUCTURING CHARGES	114	(81)	264	726	1,023	143	1,693			1,836
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$15,647	$5,895	$11,772	$11,801	$45,115	$11,502	$5,615			$17,117

ELECTRICAL SEGMENT
OPERATING PROFIT (LOSS) (GAAP MEASURE)	$5,861	$1,225	$(7,285)	$1,250	$1,051	$673	$4,424			$5,097
RESTRUCTURING CHARGES	35	1,179	5,636	2,963	9,813	2,684	478			3,162
IMPAIRMENT CHARGE	-	-	4,768	-	4,768	-	-			-
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$5,896	$2,404	$3,119	$4,213	$15,632	$3,357	$4,902			$8,259

ENGINEERED SOLUTIONS SEGMENT
OPERATING PROFIT (LOSS) (GAAP MEASURE)	$(19,113)	$(3,985)	$(2,670)	$(2,664)	$(28,432)	$5,053	$3,995			$9,048
RESTRUCTURING CHARGES	425	1,250	3,661	3,006	8,342	428	2,012			2,440
IMPAIRMENT CHARGE	26,553	-	-	-	26,553	-	-			-
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$7,865	$(2,735)	$991	$342	$6,463	$5,481	$6,007			$11,488

CORPORATE
OPERATING LOSS (GAAP MEASURE)	$(3,197)	$(5,277)	$(5,039)	$(5,198)	$(18,710)	$(5,666)	$(5,748)			$(11,415)
RESTRUCTURING CHARGES	-	264	224	156	644	195	187			382
ADJUSTED OPERATING LOSS (NON-GAAP MEASURE)	$(3,197)	$(5,013)	$(4,815)	$(5,042)	$(18,066)	$(5,471)	$(5,561)			$(11,033)

NET EARNINGS (LOSS), EXCLUDING RESTRUCTURING CHARGES, IMPAIRMENT CHARGES, DEBT EXTINGUISHMENT CHARGES AND DISCONTINUED OPERATIONS (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$11,598	$3,244	$(17,635)	$16,515	$13,723	$11,854	$7,157			$19,009
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	481	2,028	7,173	6,223	15,905	2,601	6,566			9,167
IMPAIRMENT CHARGES, NET OF TAX BENEFIT	16,463	-	2,981	-	19,444	-	-			-
DEBT EXTINGUISHMENT CHARGES, NET OF TAX BENEFIT	(236)	-	-	1,303	1,067	-	-			-
DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	300	985	20,846	(12,003)	10,128	-	-			-
TOTAL (NON-GAAP MEASURE)	$28,606	$6,257	$13,365	$12,038	$60,267	$14,455	$13,723			$28,176

DILUTED EARNINGS (LOSS) PER SHARE, EXCLUDING RESTRUCTURING CHARGES, IMPAIRMENT CHARGES, DEBT EXTINGUISHMENT CHARGES AND DISCONTINUED OPERATIONS (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$0.19	$0.06	$(0.27)	$0.24	$0.24	$0.17	$0.10			$0.27
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	0.01	0.03	0.11	0.09	0.24	0.03	0.09			0.12
IMPAIRMENT CHARGES, NET OF TAX BENEFIT	0.26	-	0.05	-	0.29	-	-			-
DEBT EXTINGUISHMENT CHARGES, NET OF TAX BENEFIT	(0.00)	-	-	0.02	0.02	-	-			-
DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	-	0.02	0.33	(0.17)	0.15	-	-			-
TOTAL (NON-GAAP MEASURE)	$0.45	$0.11	$0.22	$0.18	$0.95	$0.20	$0.19			$0.39

EBITDA (3)
NET EARNINGS (LOSS) (GAAP MEASURE)	$11,598	$3,244	$(17,635)	$16,515	$13,723	$11,854	$7,157			$19,009
FINANCING COSTS, NET	12,235	9,904	9,025	10,685	41,849	8,538	7,798			16,335
INCOME TAX EXPENSE	1,497	(604)	(1,907)	540	(474)	4,399	2,656			7,055
DEPRECIATION & AMORTIZATION	12,363	12,638	12,391	13,688	51,080	12,187	12,078			24,265
DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	300	985	20,846	(12,003)	10,128	-	-			-
EBITDA (NON-GAAP MEASURE)	$37,993	$26,167	$22,720	$29,425	$116,306	$36,978	$29,689			$66,666
IMPAIRMENT CHARGES	26,553	-	4,768	-	31,321	-	-			-
RESTRUCTURING CHARGES	674	3,039	10,749	9,277	23,739	3,628	9,280			12,908
EBITDA (NON-GAAP MEASURE) - EXCLUDING DISCONTINUED
OPERATIONS, IMPAIRMENT AND RESTRUCTURING CHARGES	$65,220	$29,206	$38,237	$38,702	$171,366	$40,606	$38,969			$79,574

ACTUANT CORPORATION
FOOTNOTES FOR SUPPLEMENTAL UNAUDITED DATA AND RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	The restructuring charges for the first and second quarters of fiscal 2010 include $54 and $833 of charges included in cost of products sold on the Condensed Consolidated Statements of Earnings. The restructuring charges for the third and fourth quarters of fiscal 2009 and total fiscal 2009 include $276, $1,037 and $1,313 of charges included in cost of products sold on the Condensed Consolidated Statements of Earnings.

(2)

Net earnings and diluted earnings per share excluding restructuring charges, impairment charges, debt extinguishment charges and discontinued operations represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes.  These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the Company's operating performance.  However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.  The total of the individual components may not equal due to rounding.

(3)

EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and discontinued operations.  EBITDA is not a calculation based upon generally accepted accounting principles (GAAP).  The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt.  In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them.  However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.  The total of the individual quarters may not equal the annual total due to rounding.

CONTACT:
Actuant Corporation
Karen Bauer
Director, Investor Relations
262-373-7462